EXHIBIT 5.1

November 19, 2007

Board of Directors Stifel Financial Corp. 501 N. Broadway St. Louis, MO 63102

Re:       Stifel Financial Corp.

Ladies and Gentlemen:

We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of the Company's common stock, par value $0.15 per share (the "Common Stock"). The Common Stock may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto to be filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

In connection herewith, we have examined:

(1)   the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation");

(2)   the Amended and Restated Bylaws of the Company (the "Bylaws"); and

(3)   the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials, officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective under the Act, (b) an appropriate prospectus supplement or free writing prospectus with respect to the Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Common Stock is to be sold pursuant to a binding firm commitment underwritten offering, the purchase, underwriting, or similar agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) the Board of Directors of the Company, or a duly constituted and acting committee of such Board (collectively, the "Board"), has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, and (f) the Common Stock has been duly issued and delivered upon payment therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or by a person duly authorized to act pursuant to Board approval, such Common Stock will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.15 per share of Common Stock.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus filed as a part thereof.  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP